EXHIBIT 23.1





                   CONSENT OF INDEPENDENT ACCOUNTANTS
                   ----------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 17, 2000 relating to the financial statements of National Information Consortium, Inc. and its subsidiaries, which appears in National Information Consortium's Annual Report on Form 10-K for the year ended December 31, 1999.




/s/ PricewaterhouseCoopers LLP

Kansas City, Missouri
May 9, 2000